Exhibit 8.1

[insert date]

NDS Group Holdings Limited

One London Road

Staines, Middlesex, United Kingdom TW18 4EX

Re: NDS Group Holdings Limited

Ladies and Gentlemen:

We have acted as special counsel to NDS Group Holdings Limited, a Bermuda exempted company (“NDS”) in connection with the offering (the “Offering”) of common shares (“Common Shares”) by NDS and by certain selling shareholders, pursuant to a registration statement on Form F-1 filed with the Securities and Exchange Commission (the “Commission”) on [            ], as amended through the date hereof (the “Registration Statement”). Capitalized terms used in this opinion and not defined herein have the meaning assigned to them in the Registration Statement.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement, and (2) such other documents, certificates, records and information provided to us by you as we have deemed necessary or appropriate as a basis for our opinion set forth herein. We have also relied upon statements and representations made to us by representatives of NDS and have assumed that such statements and the facts set forth in such representations are true, correct and complete without regard to any qualification as to knowledge or belief.

In rendering our opinion, we have participated in the preparation of the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information and representations set forth in the documents referred to above. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the authenticity of the originals of such latter documents. We also have assumed that the Offering will have been duly executed and that the transactions related to the Offering will be consummated in the manner contemplated by the Registration Statement and other relevant documents.

NDS Group Holdings Limited

[     ], 2012

In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, statements, representations or assumptions on which our opinion is based could affect our conclusions.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, the discussion under the heading “Material U.S. Federal Income Tax Consequences,” to the extent that the discussion states legal conclusions under United States federal income tax law as to the material United States federal income tax consequences of an investment in the Common Shares, constitutes our opinion, subject to the qualifications set forth therein.

We express no opinion on any issue relating to NDS or any investment therein, other than as expressly stated above. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,